EXHIBIT 5.1


                               October 28, 1996


CRW Financial, Inc.
443 South Gulph Road
King of Prussia, PA 19406

Attention: J. Brian O'Neill, Chairman and
           Chief Executive Officer

           Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:


         We have acted as counsel to and for CRW Financial, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment
No. 1 to a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 1,500,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"). The Shares are issuable upon the exercise of certain options (the "Options") which may be granted under the Company's Amended and Restated 1995 Stock Option Plan (the "Plan").


         In our capacity as counsel, we have been requested to render the opinion set forth in this letter and in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Plan, (iii) Restated Certificate of Incorporation of the Company, as amended to date, (iv) Bylaws of the Company, as amended to date, (v) Resolutions of the Board of Directors of the Company, and (vi) such other documents,

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CRW Financial, Inc.
October 28, 1996
Page 2



instruments and records as we deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

         No opinion is expressed herein in any respect as to (i) federal and state securities laws and regulations, (ii) pension and employee benefit laws and regulations, including without limitation the Employee Retirement Income Security Act of 1974, as amended, and (iii) federal and state tax laws and regulations.

         The opinion expressed herein is limited and qualified in all respects by the effects of general principles of equity, whether applied by a court of law or equity, and by the effects of bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

         The law covered by the opinion expressed herein is limited to (a) the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and (b) the Delaware General Corporation Law, as amended.

         This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         Based upon, and subject to, the foregoing, we are of the opinion that the Shares, when issued upon proper exercise of the Options pursuant to and in accordance with the Plan, will be validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference under the caption "Named Experts and Counsel" in the Registration Statement and to any reference to our firm in the Registration

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CRW Financial, Inc.
October 28, 1996
Page 3



Statement as legal counsel who have passed upon the legality of the securities offered thereby.


                                          Very truly yours,

                                          STRADLEY, RONON, STEVENS & YOUNG, LLP




                                          By: /s/ DEAN M. SCHWARTZ
                                             ----------------------------------
                                             Dean M. Schwartz, A Partner